EXHIBIT 11

                 Statement Re Computation of Per Share Earnings

                                NSC CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per-Share Data)

                                                 Years Ended December 31,
                                             -------------------------------
                                               1996        1995        1994
                                             -------     -------     -------
Primary :
  Average shares outstanding..............     9,971       9,971       9,971
  Net effect of dilutive equity
    securities outstanding based on
    the treasury stock method.............         -           -           -
                                             -------     -------     -------
     Total................................     9,971       9,971       9,971
                                             =======     =======     =======
  Net income .............................     1,861         715       2,566

  Per share amounts:
     Net income...........................      0.19        0.07        0.26


                                                 Years Ended December 31,
                                             -------------------------------
                                               1996        1995        1994
                                             -------     -------     -------
Fully Diluted :
  Average shares outstanding..............     9,971       9,971       9,971
  Net effect of dilutive equity
    securities outstanding based on
    the treasury stock method.............        87           -           -
                                             -------     -------     -------
     Total................................    10,058       9,971       9,971
                                             =======     =======     =======
     Net income...........................     1,861         715       2,566

  Per share amounts:
     Net income...........................      0.19        0.07        0.26